UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 7, 2010

Date of earliest event reported: January 4, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Warner Chilcott plc (the “Company”) announced today that one of its subsidiaries and Mayne Pharma International Pty. Ltd. (“Mayne”) have received a Paragraph IV Certification Notice from Sandoz Inc. (“Sandoz”) advising that Sandoz has amended its Abbreviated New Drug Application (“ANDA”) previously submitted to the U.S. Food and Drug Administration (“FDA”) requesting approval to manufacture and sell generic versions of DORYX 75 mg and 100 mg delayed-release tablets to include a generic version of DORYX 150 mg delayed-release tablets. DORYX, which the Company markets and sells in 150, 100 and 75 mg strengths in the United States under a license with Mayne, is a tetracycline-class oral antibiotic protected by Mayne’s Patent No. 6,958,161 (the “161 Patent”) which expires in 2022. As previously announced, the Company and Mayne have filed lawsuits asserting the infringement of the 161 Patent against Actavis Elizabeth LLC, Mylan Pharmaceuticals Inc. (“Mylan”), Impax Laboratories Inc. (“Impax”) and Sandoz with respect to their ANDA’s referencing the 75 and 100 mg strengths of DORYX and against Mylan and Impax with respect to their ANDA’s referencing the 150 mg strength of DORYX. All of these actions have been consolidated in an action that remains pending before the U.S. District Court for the District of New Jersey. The Company and Mayne are currently reviewing the detail of the Paragraph IV Certification Notice from Sandoz and intend to vigorously defend the 161 Patent and pursue their legal rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/S/ PAUL HERENDEEN

Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: January 7, 2010